Exhibit 10.45

FORM OF
AWARD AGREEMENT UNDER THE
AMERICAN REALTY CAPITAL PROPERTIES, INC.
2014 MULTI-YEAR OUTPERFORMANCE PLAN
This Award Agreement (this “Agreement”), is made as of the Grant Date set forth below between AMERICAN REALTY CAPITAL PROPERTIES, INC., a Maryland corporation (the “Company”), its subsidiary ARC PROPERTIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”) and the Grantee named below. This Agreement sets forth the terms of an Award Granted to the Grantee by the Committe under the American Realty Capital Properties, Inc. 2013 Multi-Year Outperformance Plan (the “Plan”). Capitalized terms used in this Award that are not otherwise defined have the meanings assigned to such terms in the Plan.
Grant Date: [__], 201___
Name of Grantee: [____]
Participation Percentage: [____]
Number of Award LTIP Units Subject to Award: [____]
By executing this Agreement, the Grantee hereby agrees that the Award evidenced by this Agreement shall be subject to the terms and conditions set forth in the Plan, including as to vesting and forfeiture of the Award and the Grantee’s Participation Percentage.
[For Messrs. Schorsch and Block Only:

A.	Termination of Continuous Service.
i.In the event of termination of the Grantee’s Continuous Service for any reason other a termination by the Company for Cause (as defined in the Grantee’s Service Agreement) (each a “Qualified Termination”) prior to the Final Valuation Date, the calculations provided in Sections 3(b), (c) and (d) of the Plan shall be performed as of the Valuation Date next following such termination (and if such Valuation Date is not the Final Valuation Date, on the Final Valuation Date as well) as if such Qualified Termination had not occurred and the Grantee shall be entitled to the higher Total OPP Unit Equivalent determined by such calculations and such Total OPP Unit Equivalent shall no longer be subject to forfeiture hereunder, provided that the Grantee will not have the right to Transfer his Award LTIP Units or request redemption of his Award OP Units under the Partnership Agreement until such dates as of which his Total OPP Unit Equivalent would have become vested pursuant to Section 3(e) of the Plan absent a Qualified Termination.
ii.In the event of a Qualified Termination after the Final Valuation Date, all unvested Award LTIP Units that have not previously been forfeited pursuant to Section 3(d) of the Plan shall no longer be subject to forfeiture under the Plan, provided that the transfer restrictions described in Section (A)(i) of this Agreement shall continue to apply.

Schedule A - 1

iii.Notwithstanding the foregoing, in the event any payment to be made hereunder after giving effect to this Section A is determined to constitute “nonqualified deferred compensation” subject to Section 409A of the Code, and the Grantee is a “specified employee” under Section 409A of the Code, any payments to be made during the six-month period commencing on the Grantee’s “separation from service” date (as defined in Section 409A of the Code) shall be delayed until the earlier of the expiration of such six-month period and the Grantee’s death.
B.Excise Tax. In addition, in the event that the Grantee becomes entitled to any amounts under the Plan that will be subject to the tax imposed by Section 4999 of the Code, the provisions of Section 8 of the Company’s Equity Plan will apply to such amounts. Any payment to Grantee made pursuant to the foregoing sentence will be made in a manner intended to comply with Regulation Section 1.409A-3(i)(1)(v).]
This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Schedule A - 2

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the [__] day of [____], 201___.

AMERICAN REALTY CAPITAL PROPERTIES, INC.
By:
Name:
Title:
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
By: American Realty Capital Properties, Inc., its general partner
By:
Name:
Title:
GRANTEE

Name:

Schedule A - 3